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                                                                   Exhibit 10.30


                                                                  May 13th, 2002

                        Memorandum of Understanding (MOU)


This MOU is intended to set forth the understanding between Visteon Corporation and SmarTire Systems, Inc., who mutually wish to explore the feasibility of establishing a business relationship for the design, development, and manufacture of tire pressure sensing systems. The parties mutually agree that this MOU merely constitutes the parties' non-binding expression of interest and does not constitute a binding commitment, offer, acceptance or agreement with respect to any proposed relationship. The expressions set forth in this MOU are merely general principles and may be overridden by terms, conditions and refinements as set forth in future agreements, should any be established.

     The main characteristics of the Visteon/SmarTire business relationship would be:

         I. Visteon's pursuit of OEM tire pressure sensor business in North America, Europe, and Asia. Provided that OEM business is obtained, the main characteristics of the subsequent Visteon/SmarTire relationship would be:

               a. SmarTire will provide intellectual property for the design and manufacture of tire pressure sensors, and

               b.   Visteon will provide sensor manufacturing capability.

         II. Investigation of future joint development of tire pressure sensing systems. The main characteristics of this potential joint development would be:

               a. SmarTire would become the provider of tire pressure sensor technologies to Visteon.

               b. Visteon would provide technologies related to RF receiver and message center products.

         III. Investigation and joint pursuit of aftermarket tire pressure sensor business. Provided that aftermarket business is obtained, the main characteristics of the subsequent Visteon/SmarTire relationship would be:

               a: SmarTire would design the receiver and message center products.

               b: Visteon would provide manufacturing capability for the sensor, RF receiver and message center products.

         IV. Joint marketing of current and future tire pressure sensing systems for the OEM and aftermarket Industries.


               Visteon Corporation                  SmarTire Systems Inc.


               By /s/ Mike Medvec                   By /s/ Robert Rudman
                  -------------------------            -------------------------
               Mike Medvec                          Robert Rudman
               Director of Body Electronics         President and CEO